Exhibit D

Execution Copy

REGISTRATION RIGHTS AGREEMENT
by and between
TRISTATE CAPITAL HOLDINGS, INC.
and
T-VIII PUBOPPS LP
Dated as of December 30, 2020

Table of Contents
Page
Section 1.	Definitions	1
Section 2.	Registration Rights	5
(a)	Shelf Registration Statement	5
(b)	Right to Request Shelf Take-Down	5
(c)	Demand Registration Statement if Shelf Registration Statement Unavailable	6
(d)	Limitations on Shelf Take-Downs and Demand Registrations	6
(e)	Piggyback Registration	6
(f)	Selection of Underwriters; Right to Participate	7
(g)	Priority of Securities Offered Pursuant to Demand Registrations and Underwritten Shelf Take-Downs	7
(h)	Priority of Securities Offered Pursuant to Piggyback Registration	8
(i)	Postponement; Suspensions; Blackout Period	8
(j)	Supplements and Amendments	9
(k)	Subsequent Holder Notice	9
Section 3.	Registration Procedures	10
(a)	Filing and Other Procedures	10
(b)	Conditions to Registration Rights	13
Section 4.	Indemnification	14
(a)	Indemnification by the Company	14
(b)	Indemnification by the Shareholders	15
(c)	Notices of Claims, etc.	15
(d)	Contribution	16
(e)	No Exclusivity	17
Section 5.	Covenants Relating to Rule 144	17
Section 6.	Termination; Survival	17
Section 7.	Miscellaneous	18
(a)	Limitations on Subsequent Registration Rights	18
(b)	Governing Law	18
(c)	Waiver of Jury Trial	18
(d)	Entire Agreement	19
(e)	Further Assurances	19
(f)	Amendments and Waivers	19
(g)	Successors and Assigns	19
(h)	Expenses	19
(i)	Counterparts, Execution	20
(j)	Severability	20
(k)	Notices	20
(l)	Specific Performance	21

i

REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT, dated as of December 30, 2020 (this “Agreement”), is by and between TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”), and T-VIII PubOpps LP, a Delaware limited partnership (“Purchaser”).
RECITALS
WHEREAS, on the date hereof, the Company issued to the Purchaser (i) 2,770,083 shares of common stock, no par value (the “Voting Common Stock”), (ii) 650 shares of Series C perpetual non-cumulative convertible non-voting preferred stock, no par value (the “Series C Preferred Stock”), with a liquidation preference of $100,000 per share of Preferred Stock, having the terms set forth in the Certificate of Designation (as defined below), convertible into shares of Common Stock (as defined below) in accordance with the terms set forth in the Certificate of Designation (as defined below) and (iii) a warrant (the “Initial Warrant”) to purchase up to 922,438 shares of Common Stock in accordance with the terms set forth in the Initial Warrant, issued pursuant to that certain Investment Agreement, dated as of October 10, 2020, between the Company and the Purchaser (the “Investment Agreement”); and
WHEREAS, the Company and the Purchaser are entering into this Agreement in order to grant certain registration rights described herein.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.          Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Action” means a claim, action, hearing, charge, dispute, suit, investigation, audit or proceeding.
“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise, provided that “Affiliate” shall not include any portfolio company of any investment fund affiliated with or managed by such Person. For the avoidance of doubt, for purposes of this Agreement, the Company and its subsidiaries, on the one hand, and any Shareholder, on the other, shall not be considered Affiliates.
“Agreement” has the meaning set forth in the Preamble.
“Block Trade” means a registered securities offering in which an underwriter agrees to purchase Registrable Securities at an agreed price or pricing formula without a prior marketing process.

“Board of Directors” means the board of directors of the Company, including, unless the context otherwise requires, any duly authorized committee thereof.
“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the Commonwealth of Pennsylvania generally are authorized or required by law or other governmental action to close.
“Certificate of Designation” means the Certificate of Designation of the Series C Preferred Stock of the Company as filed with the Pennsylvania Department of State on December 29, 2020.
“Closing” has the meaning set forth in the Investment Agreement.
“Common Stock” means shares of Voting Common Stock or Non-Voting Common Stock, as applicable.
“Company” has the meaning set forth in the Preamble.
“Demand Registration” has the meaning set forth in Section 2(c).
“Demand Registration Statement” has the meaning set forth in Section 2(c).
“End of Suspension Notice” has the meaning set forth in Section 2(i)(i).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Governmental Entity” means any court, administrative agency, commission, regulatory agency or other federal, state, local or foreign governmental authority or instrumentality or any applicable self-regulatory organization.
“Initial Warrant” has the meaning set forth in the Recitals.
“Investment Agreement” has the meaning set forth in the Recitals.
“Minimum Amount” means $20 million.
“Non-Voting Common Stock” means shares of non-voting common stock, no par value, of the Company.
“Permitted Reg Rights Holders” means (a) the Purchaser and its Affiliates and (b) any Person to whom Registrable Securities representing at least 2% of the then outstanding shares of Common Stock (assuming the shares of Series C Preferred Stock or applicable Warrant have been converted or exercised in full) are transferred, as applicable, other than in a transaction pursuant to a registration statement or Rule 144 that results in such securities ceasing to be Registrable Securities.

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a Governmental Entity, a trust or other entity or organization.
“Piggyback Registration” has the meaning set forth in Section 2(e).
“Piggyback Shareholder” has the meaning set forth in Section 2(e).
“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement or any issuer free writing prospectus (as defined in Rule 433 under the Securities Act), with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
“Public Offering” means a public offering and sale of equity securities for cash pursuant to an effective Registration Statement under the Securities Act.
“Registrable Securities” means any shares of Common Stock issued pursuant to the Investment Agreement, any shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock or exercise of a Warrant, and any shares of Voting Common Stock issued or issuable upon conversion of the Non-Voting Common Stock, as applicable, including any securities acquired as a result of any reclassification, recapitalization, stock split or combination, exchange or readjustment of such shares of Common Stock, or any stock dividend or stock distribution in respect of such share of Common Stock; provided, however, such securities shall cease to be Registrable Securities on the earliest to occur of (a) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of in accordance with such Registration Statement; (b) such Registrable Securities shall have been sold in accordance with Rule 144 and the restrictive legend shall have been removed; (c) such securities have been transferred in a transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities in accordance with the terms of this Agreement; or (d) such Registrable Securities have ceased to be outstanding.
“Registration Expenses” means all expenses incurred in effecting any registration or any offering and sale pursuant to this Agreement, including registration, qualification, listing and filing fees (including, without limitation, all SEC, stock exchange and Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fees, as applicable), printing expenses, messenger, telephone and delivery expenses, all transfer agent and registrar fees and expenses, fees and disbursements of all law firms of the Company and all accountants and other persons retained by the Company (including any comfort letters), any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, all fees and expenses of any special experts or other persons retained by the Company in connection with any registration, all expenses related to the “road show” for any underwritten offering, including all travel, meals and lodging, and any blue sky (including reasonable fees and disbursements of counsel to any underwriter incurred in connection with blue sky qualifications of the Registrable Securities as may be set forth in any underwriting agreement) and other securities laws fees and expenses, as well as all internal fees and expenses of the Company. Registration Expenses shall not include Selling Expenses. In addition, in connection with an Underwritten Shelf Take-Down or underwritten Demand Registration pursuant to this Agreement, the Company shall pay or reimburse the Shareholders for the reasonable and documented fees and expenses of one (1) nationally recognized law firm, chosen by the Shareholders as their counsel, including, without limitation, in connection with any Demand Registration, Underwritten Shelf Take-Down, Piggyback Registration and filing of a Shelf Registration Statement; provided that the Company shall not be responsible for any such fees and expenses that exceed $150,000 for the first Demand Registration or Underwritten Shelf Take-Down and $100,000 for any subsequent Demand Registration or Underwritten Shelf Take-Down, in each case, pursuant to this Agreement. Nothing in this definition shall impact any agreement on expenses solely between the Company and any underwriter.
“Registration Statement” means any registration statement (including any Demand Registration Statement or Shelf Registration Statement) of the Company under the Securities Act which permits the Public Offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Selling Expenses” means all underwriting discounts and selling commissions associated with effecting any sales of Registrable Securities under any Registration Statement by the Shareholders and all stock transfer taxes applicable to the sale or transfer by the Shareholders of Registrable Securities to the underwriter(s) pursuant to this Agreement.
“Series C Preferred Stock” has the meaning set forth in the Recitals.
“Shareholder” means the Purchaser and any other Permitted Reg Rights Holder that holds Registrable Securities.
“Shelf Period” has the meaning set forth in Section 2(a).
“Shelf Registration Statement” has the meaning set forth in Section 2(a).
“Shelf Take-Down” has the meaning set forth in Section 2(b).
“Special Registration” means the registration of equity securities, options or similar rights registered on Form S-4, Form S-8 or any successor forms thereto or any other form for the registration of securities issued or to be issued in connection with a merger, acquisition, employee benefit plan or equity compensation or incentive plan.
“Suspension” has the meaning set forth in Section 2(i)(i).
“Suspension Notice” has the meaning set forth in Section 2(i)(i).
“Underwritten Shelf Take-Down” has the meaning set forth in Section 2(b).
“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2(b).
“Voting Common Stock” has the meaning set forth in the Recitals.
“Warrant” means the Initial Warrant and any subsequent warrant or warrants that may be issued by the Company pursuant to any transfers of the Initial Warrant (or any portion thereof) or any such subsequent warrant.
The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neutral genders of such term.
Section 2.          Registration Rights.
(a)          Shelf Registration Statement. The Company will use its reasonable best efforts to file with the SEC, as promptly as practicable, following the Closing, but no later than sixty (60) days following such Closing (or if a later time for filing is requested by the Shareholders, at such later time), a shelf registration statement on Form S-3 (or successor form) pursuant to Rule 415 under the Securities Act (which registration statement, if the Company is eligible to file such, shall be as an automatic shelf registration as defined in Rule 405 under the Securities Act) (a “Shelf Registration Statement”) relating to the offer and resale of Registrable Securities by any Shareholder at any time and from time to time following the date on which the Shelf Registration Statement becomes effective in accordance with the methods of distribution set forth in the Plan of Distribution section of the Shelf Registration Statement, and, if such Shelf Registration Statement is not immediately effective, the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to promptly be declared or otherwise become effective under the Securities Act. For so long as the Company is eligible to use Form S-3 (or successor form), the Company shall maintain the continuous effectiveness of the Shelf Registration Statement for the maximum period permitted by SEC rules, subject to any Suspension that may occur as described in Section 2(i) hereof, and shall use its reasonable best efforts to promptly replace any Shelf Registration Statement at or before expiration, if applicable, with a successor effective Shelf Registration Statement to the extent any Registrable Securities remain outstanding (such period of effectiveness, the “Shelf Period”).
(b)          Right to Request Shelf Take-Down. At any time and from time to time during the Shelf Period, one or more of the Shareholders may, by written notice to the Company, request an offering of all or part of the Registrable Securities held by the Shareholders (a “Shelf Take-Down”). Any Shareholder may, after any Shelf Registration Statement becomes effective, deliver a written notice to the Company (the “Underwritten Shelf Take-Down Notice”)

specifying that a Shelf Take-Down is intended to be conducted through an underwritten offering (including by means of a Block Trade) (such underwritten offering, an “Underwritten Shelf Take-Down”), which shall specify the number of Registrable Securities intended to be included in such Underwritten Shelf Take-Down; provided, however, that the Shareholders may not, without the Company’s prior written consent, launch an Underwritten Shelf Take-Down the anticipated gross proceeds of which shall be less than the Minimum Amount, unless the number of Registrable Securities to be sold in such offering represents all of such Shareholder’s remaining Registrable Securities. The Company and the Shareholders participating in an Underwritten Shelf Take-Down will enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such offering. The Company may include in any Underwritten Shelf Take-Down pursuant to this Section 2(b) any additional securities of the same class without the prior written consent of the Shareholders participating in such Underwritten Shelf Take-Down, subject to the Shareholders priority position set forth herein.

(c)          Demand Registration Statement if Shelf Registration Statement Unavailable. If the Company is ineligible to file with the SEC a shelf registration statement on Form S-3 (or successor form) in accordance with Section 2(a) hereof, upon the written request of one or more Shareholders (a “Demand Registration”), the Company shall use reasonable best efforts to file promptly a registration statement on Form S-1 (or successor form) (a “Demand Registration Statement”) registering for resale such number of shares of Registrable Securities requested to be included in the Demand Registration Statement and have the Demand Registration Statement declared effective under the Securities Act as promptly as practicable; provided that the anticipated gross proceeds of an underwritten offering conducted pursuant to such Demand Registration Statement must equal or exceed the Minimum Amount, unless the number of Registrable Securities to be sold in such offering represents all of such Shareholder’s remaining Registrable Securities. After any Demand Registration Statement has become effective, the Company shall use its reasonable best efforts to keep such Demand Registration Statement continuously effective until all of the Registrable Securities covered by such Demand Registration Statement have been sold in accordance with the plan of distribution set forth therein or are no longer outstanding.
(d)          Limitations on Shelf Take-Downs and Demand Registrations. The Shareholders shall be entitled to request a maximum of six (6), in the aggregate, (i) Underwritten Shelf Take-Downs pursuant to Section 2(b), (ii) Demand Registrations pursuant to Section 2(c) or (iii) a combination thereof; provided that in no event shall the Company be obligated to effect more than one (1) Underwritten Shelf Take-Down that is marketed or Demand Registration that is marketed in any 90-day period or more than four (4) Underwritten Shelf Take-Downs or Demand Registrations in any 12-month period. A registration shall not count as a Demand Registration until the related Demand Registration Statement has been declared effective by the SEC.
(e)          Piggyback Registration. If, at any time, the Company proposes or is required to file a Registration Statement under the Securities Act with respect to an offering of Common Stock or similar equity securities of the Company, or the Company proposes a shelf take-down (including a Block Trade), whether or not for sale for its own account, on a form and in a manner that would permit registration of the Registrable Securities, which, for the avoidance of doubt, shall exclude any Special Registration, the Company shall give written notice as promptly as practicable, but not later than ten (10) days prior to the anticipated date of filing of such

Registration Statement, or in the case of a shelf take-down, no later than five (5) days prior to the anticipated take-down, to the Shareholders of its intention to effect such registration and, in the case of each Shareholder, shall include in such registration or take-down all of such Shareholder’s Registrable Securities with respect to which the Company has received a written request from such Shareholder for inclusion therein (a “Piggyback Registration” and any such requesting Shareholder that has not withdrawn its Registrable Securities from such Piggyback Registration a “Piggyback Shareholder” with respect to such Piggyback Registration). In the event that a Shareholder makes such written request, such Shareholder may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter(s), if any, at any time at least two (2) Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration or the date of the shelf take-down. The Company may terminate or withdraw any Piggyback Registration under this Section 2(e), whether or not any Shareholder has elected to include Registrable Securities in such registration. No Piggyback Registration shall count as a Demand Registration or Underwritten Shelf Take-Down to which the Shareholders are entitled.
(f)          Selection of Underwriters; Right to Participate. The Shareholders delivering the Demand Registration request or the Underwritten Shelf Take-Down Notice shall have the right to select the managing underwriter(s) to administer an offering pursuant to a Demand Registration Statement or Underwritten Shelf Take-Down; provided that such managing underwriter(s) are reasonably acceptable to the Company in the case of a marketed underwritten offering. If a Piggyback Registration under Section 2(e) hereof is proposed to be underwritten, the Company shall so advise the Shareholders as a part of the written notice given pursuant to Section 2(e) hereof. In such event, the managing underwriter(s) to administer the offering shall be chosen by the Company in its sole discretion. A Shareholder may participate in a registration or offering hereunder only if such Shareholder (i) agrees to sell such Registrable Securities on the basis provided in any underwriting agreement with the underwriter(s) and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably requested under the terms of such underwriting arrangements customary for selling Shareholders to enter into in secondary underwritten public offerings; provided, however, that the Shareholders shall only be required to make representations and warranties to the Company or the underwriters that are customary for such offerings under the circumstances (in no event, however, will the Shareholders be required to represent to the accuracy of the Company’s disclosure, other than information specifically related to such Shareholder’s ownership position). Notwithstanding anything to the contrary herein, any underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the Shareholders as are customarily made by issuers to selling Shareholders in secondary underwritten public offerings.

(g)          Priority of Securities Offered Pursuant to Demand Registrations and Underwritten Shelf Take-Downs. If the managing underwriter(s) of a Demand Registration or Underwritten Shelf Take-Down shall advise the Company and the Shareholders in writing that, in its good faith opinion, the total number or dollar amount of shares of Common Stock requested to be included in such Demand Registration or Underwritten Shelf Take-Down exceeds the number or dollar amount that can be sold in such offering without having an adverse effect on such offering, including the price at which such shares can be sold, then the Company shall include in such Demand Registration or Underwritten Shelf Take-Down the maximum number of shares that such underwriter or agent, as applicable, advises can be so sold without having such adverse effect, allocated (i) first, to Registrable Securities requested by the Shareholders to be included in such Demand Registration or Underwritten Shelf Take-Down, pro rata among all such Shareholders on the basis of the number of Registrable Securities held by such Shareholders, and (ii) second, if clause (i) above is satisfied, to any securities requested to be included therein by any other Persons (including the Company), allocated among such Persons on a pro rata basis or in such other manner as they may agree.
(h)          Priority of Securities Offered Pursuant to Piggyback Registration. If the managing underwriter(s) of a registration of shares of Common Stock giving rise to a right to Piggyback Registration shall advise the Company and the Piggyback Shareholders with respect to such Piggyback Registration in writing that, in its good faith opinion, the total number or dollar amount of shares of Common Stock proposed to be sold in such offering and Registrable Securities requested by such Piggyback Shareholders to be included therein, in the aggregate, exceeds the number or dollar amount that can be sold in such offering without having an adverse effect on such offering, including the price at which such shares can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter or agent, as applicable, advises can be so sold without having such adverse effect, allocated (i) first, to shares of Common Stock to be included by the Company, (ii) second, if clause (i) above is satisfied, to Registrable Securities requested by the Piggyback Shareholders to be included in such Piggyback Registration, pro rata among all such Piggyback Shareholders on the basis of the number of Registrable Securities held by all such Piggyback Shareholders, and (iii) third, if clauses (i) and (ii) above are satisfied, any shares requested to be included therein by any other Persons (other than the Company), allocated among such Persons on a pro rata basis or in such other manner as they may agree.
(i)          Postponement; Suspensions; Blackout Period.
(i)          The Company may postpone the filing or the effectiveness of a Demand Registration Statement or commencement of a Shelf Take-Down (or suspend the continued use of an effective Demand Registration Statement or Shelf Registration Statement), including requiring the Shareholders to suspend any offerings of Registrable Securities pursuant to this Agreement, (i) during the pendency of a stop order issued by the SEC suspending the use of any registration statement of the Company or proceedings initiated by the SEC with respect to any such registration statement under Section 8(d) or 8(e) of the Securities Act or (ii) if, based on the good faith judgment of the Board of Directors, such postponement or suspension is necessary in order to avoid materially detrimental disclosure of material non-public information that the Board of Directors, after consultation with outside counsel to the Company, has in good faith determined (A) would be required to be made in any Demand Registration Statement or Shelf Registration Statement so that such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) such disclosure would not be required to be made at such time but for the filing or continued use of such Registration Statement and (C) the Company has a bona fide business purpose for not disclosing publicly, and the Company delivers to the Shareholders participating in such registration an officers’ certificate executed by the Company’s principal executive officer and principal financial officer stating the Company may, upon giving prompt written notice (a “Suspension Notice”) of such action to the Shareholders participating in such registration, postpone or suspend use of the Demand Registration Statement or Shelf Registration Statement, as applicable (any such postponement or suspension pursuant to this Section 2(i)(i)(i) or (ii), a “Suspension”); provided, however, in each case, that the Shareholder requesting a Demand Registration Statement or Shelf Take-Down shall be entitled, at any time after receiving a Suspension Notice or similar notice and before such Demand Registration Statement becomes effective or before such Shelf Take-Down is commenced, to withdraw such request and, if such request is withdrawn, the Company shall pay all expenses incurred by the Shareholders, including fees of legal counsel, in connection with such withdrawn registration and such Demand Registration or Shelf Take-Down shall not count as a Demand Registration or an Underwritten Shelf Take-Down. If Shareholders otherwise withdraw a request for a Demand Registration Statement or Shelf Take-Down, other than following the receipt of a Suspension Notice, the Shareholders shall pay all expenses incurred by the Shareholders, including fees of legal counsel, in connection with such withdrawn registration and such Demand Registration or Shelf Take-Down shall not count as a Demand Registration or an Underwritten Shelf Take-Down; provided that, at the option of the Shareholders, the Company shall pay all expenses incurred by the Shareholders, including fees and legal counsel, in connection with such withdrawn registration if such Demand Registration or Shelf Take-Down counts as a Demand Registration or an Underwritten Shelf Take-Down. The Company shall provide prompt written notice to the Shareholders (an “End of Suspension Notice”) of (x) the Company’s decision to file or seek effectiveness of such Demand Registration Statement or commence such Shelf Take-Down following such Suspension and (y) the effectiveness of such Demand Registration Statement or commencement of such Shelf Take-Down. Notwithstanding the provisions of this Section 2(i)(i), with respect to Section 2(i)(i)(ii), the Company shall not effect a Suspension of the filing or effectiveness of a Demand Registration Statement or the commencement of a Shelf Take-Down more than three (3) times during any twelve-month period or for a period in the aggregate exceeding ninety (90) days in any twelve-month period. No Shareholder shall effect any sales of shares of Common Stock pursuant to a Demand Registration Statement or Shelf Registration Statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. The Company may not file or effect any other Registration Statement during the term of any Suspension.
(ii)          Each Shareholder agrees that, except as required by applicable law, it shall treat as confidential the receipt of any Suspension Notice; provided, however, that in no event shall such Suspension Notice contain any material nonpublic information of the Company.
(j)          Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.
(k)          Subsequent Holder Notice. If a Person becomes entitled to the benefits of this Agreement pursuant to Section 7 hereof after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as practicable, following delivery of written notice to the Company of a request for such Person’s name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement:

(i)          if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Person is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Person to deliver a prospectus to the purchaser of the Registrable Securities in accordance with applicable law;
(ii)          if, pursuant to Section 3(a)(ii) hereof, the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become promptly effective under the Securities Act; and
(iii)          promptly notify such Permitted Reg Rights Holder after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 3(a)(ii) hereof; provided, however, that the Company shall not be required to file more than one (1) post-effective amendment or supplement to the related prospectus pursuant to this clause (k) of this Section 2 for any fiscal quarter.
Section 3.          Registration Procedures.
(a)          Filing and Other Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 hereof, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as promptly as practicable:
(i)          prepare and file with the SEC (as promptly as reasonably practicable, but no later than forty-five (45) days after a request for a Demand Registration and no later than five (5) Business Days in the case of an Underwritten Shelf Take-Down, in each case, subject to the postponement provisions herein) the Demand Registration Statement (including a Prospectus therein and any supplement thereto and all exhibits and financial statements required by the SEC to be filed therewith) to effect such registration and, subject to the efforts standard herein, cause such Registration Statement to become effective, and provide copies of all such documents proposed to be filed or furnished to (x) one (1) counsel of the Shareholder, and provide such legal counsel a reasonable opportunity to review and comment on such documents (other than ordinary course Exchange Act reports incorporated by reference thereto not related to such offering), and (y) the other representative(s) on behalf of the Shareholders included in such Registration Statement (to be chosen by the Shareholders) and any managing underwriter(s), and the representative(s) and the managing underwriter(s) and their respective counsel shall have the reasonable opportunity to review and comment thereon, and the Company will make such changes and additions thereto as may reasonably be requested by such counsel and the representative(s) and the managing underwriter(s) and their respective counsel prior to such filing, unless the Company reasonably objects to such changes or additions;
(ii)          prepare and file with the SEC such pre- and post-effective amendments and supplements to a Shelf Registration Statement or Demand Registration Statement, and the Prospectus used in connection therewith or any free writing prospectus (as defined in SEC rules) as may be required by applicable securities laws or reasonably requested by the Shareholder or any managing underwriter(s) to maintain the effectiveness of such registration and to comply with the provisions of applicable securities laws with respect to the disposition of all securities covered by such registration statement during the period in which such Registration Statement is required to be kept effective, and before filing such amendments or supplements, provide copies of all such documents proposed to be filed or furnished to counsel of the Shareholder, which documents shall be subject to the review and comment of such counsel (other than ordinary course Exchange Act reports incorporated by reference thereto not related to such offering);
(iii)          furnish to each Shareholder of the securities being registered and each managing underwriter without charge, such reasonable number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits other than those which are being incorporated into such Registration Statement by reference and that are publicly available), such reasonable number of copies of the Prospectus contained in such Registration Statement and any other Prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, and such other documents, as the Shareholders and any managing underwriter(s) may reasonably request;
(iv)          use its reasonable best efforts to register or qualify all Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the Shareholders and any managing underwriter(s) may reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign company in any jurisdiction where it would not otherwise be required to qualify but for this Section 3, or to consent to general service of process in any such jurisdiction, or to be subject to any material tax obligation in any such jurisdiction where it is not then so subject;
(v)          as promptly as is reasonably practicable, notify the Shareholders and any managing underwriter(s) at any time when the Company becomes aware that a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, to, as promptly as is reasonably practicable, prepare and furnish without charge to the Shareholders and any managing underwriter(s) a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
(vi)          provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;
(vii)          use its reasonable best efforts to list all Registrable Securities covered by such Registration Statement on the principal securities exchange on which any such class of securities is then listed and cause to be satisfied all requirements and conditions of such securities exchange to the listing of such securities that are reasonably within the control of the Company;
(viii)          notify each Shareholder and any managing underwriter(s), as soon as is reasonably practicable, after it shall receive notice thereof, of the time when such Registration Statement, or any post-effective amendments to the Registration Statement, shall have become effective;
(ix)          to make available to each Shareholder whose Registrable Securities are included in such Registration Statement and any managing underwriter(s) as soon as reasonably practicable after the same is prepared and distributed, filed with the SEC, or received by the Company, an executed copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and any item of correspondence received from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, it being understood that each Shareholder receiving such material from the Company that is confidential shall and shall cause its representatives to keep such materials confidential. The Company will as soon as reasonably practicable notify the Shareholders and any managing underwriter(s) of the effectiveness of such Registration Statement or any post-effective amendment or the filing of the prospectus supplement contemplated herein. The Company will as soon as reasonably practicable respond reasonably and completely to any and all comments received from the SEC or the staff of the SEC, with a view towards causing such Registration Statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall file an acceleration request as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review;
(x)          advise each Shareholder and any managing underwriter(s), promptly after it shall receive notice or obtain knowledge thereof, of (1) the issuance of any stop order, injunction or other order or requirement by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and use its reasonable best efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal if such stop order, injunction or other order or requirement should be issued, (2) the suspension of the registration of the subject shares of the Registrable Securities in any state jurisdiction and (3) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension;
(xi)          in connection with a customary due diligence review, make available for inspection by the Shareholders whose Registrable Securities are included in such registration statement and any managing underwriter(s), and any attorney, accountant or other agent retained by, or other representative of, any such Shareholder or underwriters, at reasonable times and in a reasonable manner, all pertinent financial and other records and corporate documents of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Shareholder, underwriter(s), attorney, accountant or agent to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act that is customary for a participant in a securities offering in connection with such registration statement; provided, however, that the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one (1) firm of counsel designated by and on behalf of such parties, and that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such parties pursuant to customary confidentiality agreements;
(xii)          if requested by any Shareholder or any managing underwriter(s), as promptly as is reasonably practicable, incorporate in a prospectus supplement or post-effective amendment such information as such Shareholder or managing underwriter(s) reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such Shareholder, the purchase price being paid therefor by any underwriter(s) and with respect to any other terms of an underwritten offering of the Registrable Securities to be sold in such offering, and as promptly as is reasonably practicable, make all required filings of such prospectus supplement or post-effective amendment;
(xiii)          reasonably cooperate with each Shareholder and any managing underwriter(s) participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
(xiv)          in the case of an underwritten offering, (1) enter into such customary agreements (including an underwriting agreement in customary form), (2) take all such other customary actions as the managing underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, causing senior management and other Company personnel to reasonably cooperate with the Shareholder(s) whose Registrable Securities are included in a Registration Statement and the underwriter(s) in connection with performing due diligence and the marketing of such offering) and (3) cause its counsel to issue opinions of counsel addressed and delivered to the underwriter(s) in form, substance and scope as are customary in underwritten offerings, subject to customary limitations, assumptions and exclusions; and
(xv)          if requested by the managing underwriter(s) of an underwritten offering, use its reasonable best efforts to cause to be delivered, upon the pricing of any underwritten offering, and at the time of closing of a sale of Registrable Securities pursuant thereto, “comfort” letters from the Company’s independent registered public accountants addressed to the underwriter(s) and, with respect to an offering by the Shareholders pursuant to this Agreement, request the delivery of such “comfort” letters at such times addressed to the Shareholders stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by “comfort” letters of the independent registered public accountants delivered in connection with primary underwritten public offerings; provided, however, that such recipients furnish such written representations or acknowledgements as are customarily required to receive such comfort letters.
(b)          Conditions to Registration Rights.

(i)          Subject to the last sentence of this Section 3(b), as a condition precedent to the obligations of the Company to file any Registration Statement, each Shareholder shall furnish in writing to the Company such information regarding such Shareholder (and any of its Affiliates), the Registrable Securities to be sold and the intended method of distribution of such Registrable Securities reasonably requested by the Company as is reasonably necessary or advisable for inclusion in the Registration Statement relating to such offering pursuant to the Securities Act. Notwithstanding the foregoing, in no event will any party be required to disclose to any other party any personally identifiable information or personal financial information in respect of any individual, or confidential information of any Person.
(ii)          Each Shareholder agrees by acquisition of the Registrable Securities that (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(v) hereof, such Shareholder shall forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(a)(v) hereof; (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (1) of Section 3(a)(x) hereof, such Shareholder shall discontinue its disposition of Registrable Securities pursuant to such registration statement until such Shareholder’s receipt of the notice described in clause (3) of Section 3(a)(x) hereof; and (iii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (2) of Section 3(a)(x) hereof, such Shareholder shall discontinue its disposition of Registrable Securities pursuant to such registration statement in the applicable state jurisdiction(s) until such Shareholder’s receipt of the notice described in clause (3) of Section 3(a)(x) hereof. The length of time that any registration statement is required to remain effective shall be extended by any period of time that such registration statement is unavailable for use pursuant to this paragraph, provided, however, in no event shall any Registration Statement be required to remain effective after the date on which all Registrable Securities cease to be Registrable Securities.
(iii)          Each Shareholder that beneficially owns at least 5% of the Common Stock shall enter into a customary lockup agreement in any underwritten offering (including any Block Trades of Common Stock) by the Company for a specified period (not to exceed ninety (90) days) following such offering, if so requested by the managing underwriter(s) of such offering; provided that the Company shall cause each of its executive officers and directors and any other holders of Common Stock that beneficially own at least 5% of the Common Stock, to enter into lockup agreements that contain restrictions that are no less restrictive than the restrictions contained in the lockup agreements executed by the Shareholders; provided, further, that if such lockup agreement is released or waived for any of the Company’s executive officers and directors and other holders of Common Stock that beneficially own at least 5% of the Common Stock, the Shareholders shall receive a comparable release or waiver on a pro rata basis. A Shareholder’s obligation to enter into a lockup agreement shall also be conditioned on the Company properly providing the Shareholders with the piggyback registration rights described herein.
Section 4.          Indemnification.
(a)          Indemnification by the Company. The Company agrees to indemnify, hold harmless and reimburse, to the fullest extent permitted by law, each Shareholder, its Affiliates,

partners, officers, directors, employees, advisors, representatives and agents, and each Person, if any, who controls such Shareholder within the meaning of the Securities Act or the Exchange Act, against any and all losses, penalties, liabilities, claims, damages and expenses, joint or several (including, without limitation, reasonable attorneys’ fees and any expenses and reasonable costs of investigation), as incurred, to which the Shareholders or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, penalties, liabilities, claims, damages and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Securities were registered and sold under the Securities Act, any Prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any violation of the Securities Act or state securities laws or rules thereunder by the Company relating to any action or inaction by the Company in connection with such registration (provided, however, that the Company shall not be liable in any such case to the extent that any such loss, penalty, liability, claim, damage or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged statement or omission or alleged omission made in such Registration Statement, any such Prospectus, amendment or supplement in reliance upon and in conformity with written information about a Shareholder which is furnished to the Company by such Shareholder specifically for use in such registration statement). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Shareholder or any indemnified party and shall survive the transfer of such securities by such Shareholder.
(b)          Indemnification by the Shareholders. Each Shareholder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4(a) hereof) the Company, each member of the Board of Directors, each officer, employee, advisor, representative and agent of the Company, Affiliates of the foregoing and each Person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such Registration Statement, any Prospectus contained therein, or any amendment or supplement thereto, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Shareholder furnished to the Company by such Shareholder specifically for inclusion in such Registration Statement, Prospectus, amendment or supplement and has not been corrected in a subsequent Registration Statement, any Prospectus contained therein, or any amendment or supplement thereto prior to or concurrently with the sale of the Registrable Securities to the person asserting the claim; provided, however, that the Shareholder shall not be liable for any amounts in excess of the net proceeds received by such Shareholder from sales of Registrable Securities pursuant to the registration statement to which the claims relate; provided, further, that the obligations of the Shareholders shall be several and not joint and several. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party and shall survive the transfer of such securities by the Company.
(c)          Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 4, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, such indemnified party shall permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the indemnifying party has agreed to pay such fees or expenses or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person within a reasonable time after receipt of notice of such claim from the person entitled to indemnification hereunder. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent. If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (x) such settlement or compromise contains a full and unconditional release of the indemnified party of all liability in respect to such claim or litigation or (y) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.
The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of securities.
(d)          Contribution. If the foregoing indemnity is held by a Governmental Entity of competent jurisdiction to be unavailable to the Company or any Shareholder, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the loss, penalty, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, and the relative benefits received by the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. In connection with any registration statement filed with the SEC by the

Company, the relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 4, no Shareholder shall be required to contribute an amount greater than the net proceeds received by such Shareholder from sales of Registrable Securities pursuant to the Registration Statement to which the claims relate (after taking into account the amount of damages which such Shareholder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities).

(e)          No Exclusivity. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.
Section 5.          Covenants Relating to Rule 144. The Company covenants that it shall use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Shareholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it shall use reasonable best efforts to take such further action as any Shareholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of the Common Stock issued pursuant to the Investment Agreement, Series C Preferred Stock and/or Warrants, transfer such shares of Common Stock, shares of Series C Preferred Stock, Warrants or Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Shareholder, the Company will deliver to such Shareholder a written statement that it has complied with such requirements. The Company shall, in connection with any request by a Shareholder in connection with a sale, transfer or other disposition by any Shareholder of any Registrable Securities pursuant to Rule 144 either currently or prospectively with unspecified timing, promptly cause (and in no event longer than five (5) Business Days after such request) the removal of any restrictive legend or similar restriction on the Registrable Securities, and, in the case of book-entry shares, make or cause to be made appropriate notifications on the books of the Company’s transfer agent for such number of shares and registered in such names as the Shareholders may reasonably request and to provide a customary opinion of counsel and instruction letter required by the Company’s transfer agent; provided, however, that the taking of such action by the Company is conditioned on the Company receiving all information and documentation reasonably necessary to support such actions and make a determination that such transfer applies with applicable law.
Section 6.          Termination; Survival. The rights of each Shareholder under this Agreement shall terminate upon the date that all of the Registrable Securities held by such Shareholder cease to be Registrable Securities. Notwithstanding the foregoing, the obligations of the parties under Sections 3(a)(viii), 4, 5 and 7 hereof and this Section 6 shall survive the termination of this Agreement.

Section 7.          Miscellaneous.

(a)          Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of holders a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to or on parity with the registration rights granted to the Shareholders hereunder.
(b)          Governing Law. This Agreement, and all matters arising out of this Agreement and the transactions contemplated hereby, shall be governed by and construed in accordance with the internal Laws of the State of Pennsylvania without giving effect to any laws, rules or provisions of the State of Pennsylvania that would cause the application of the laws, rules or provisions of any jurisdiction other than the State of Pennsylvania. The parties hereto submit to the exclusive jurisdiction of the courts of the State of Pennsylvania and the United States District Court for the Eastern District in Pennsylvania in respect of the interpretation and enforcement of the provisions of this Agreement and any related agreement, certificate or other document delivered in connection herewith and by this Agreement waive, and agree not to assert, any defense in any action for the interpretation or enforcement of this Agreement and any related agreement, certificate or other document delivered in connection herewith that they are not subject to such jurisdiction or that such action may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts, that the action is brought in an inconvenient forum, or that the venue of the action is improper. Each party hereto agrees that service in person or by certified or by nationally recognized overnight courier to its address set forth in Section 7(k) shall constitute valid in personam service upon such party and its successors and assigns in any Action commenced pursuant to this Section 7(b).  Each party hereto hereby acknowledges that this is a commercial transaction, that the foregoing provisions for service of process and the following provisions for waiver of jury trial have been read, understood and voluntarily agreed to by each party and that by agreeing to such provisions each party is waiving important legal rights.
(c)          Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION, HEARING, CHARGE, DISPUTE, SUIT, INVESTIGATION, AUDIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(d)          Entire Agreement. This Agreement (including the documents and the instruments referred to herein), together with the Investment Agreement, Certificate of Designation, the Initial Warrant and the documents referenced herein and therein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings, and agreements (including any draft agreements) with respect thereto, whether written or oral, none of which shall be used as evidence of the parties’ intent.
(e)          Further Assurances.  From and after the Closing, the Company will take such actions as reasonably necessary to effect any conversion of the Series C Preferred Stock or any exercise of the Warrants upon the reasonable request of the Purchaser.
(f)          Amendments and Waivers. No amendment of any provision of this Agreement shall be valid and binding unless it is in writing and signed by the Company and the Shareholders representing at least fifty percent (50%) (by number) of the Registrable Securities (with each share of Common Stock issued pursuant to the Investment Agreement, and each share of Common Stock to be received upon conversion of the Series C Preferred Stock or exercise of the Warrants counting as one Registrable Security for this purpose (whether or not then convertible or exercisable)). No waiver of any right or remedy hereunder, to the extent legally allowed, shall be valid unless the same shall be in writing and signed by the party making such waiver. No waiver by any party of any breach or violation of, default under, or inaccuracy in any representation, warranty, covenant, or agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty, covenant, or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof. Notwithstanding the foregoing, no amendments may be made to this Agreement that adversely affect the rights of any Shareholder disproportionately as compared with those of other Shareholders hereunder without the prior written consent of such Shareholder.
(g)          Successors and Assigns. The Shareholders may transfer or assign all or any portion of their respective rights provided in this Agreement in connection with the transfer of shares of Common Stock issued pursuant to the Investment Agreement, shares of the Series C Preferred Stock and the Warrants without the prior written consent of the Company; provided that such transferee or assignee agrees in writing with the Company to be bound by this Agreement as fully as if it were an initial signatory hereto pursuant to a written instrument in form and substance reasonably acceptable to the Company, and any such transferee may thereafter make corresponding assignments in accordance with this Section 7(g); provided, further, that in no event shall any rights under this Agreement be assigned to any Person that is not a Permitted Reg Rights Holder.
(h)          Expenses. Except as otherwise set forth herein, all Registration Expenses incurred in connection with any Registration Statement under this Agreement shall be borne by the Company. Except as expressly set forth herein, all Selling Expenses relating to securities registered on behalf of the Shareholders shall be borne by the Shareholders of the Registrable Securities included in such registration. Except as otherwise set forth herein, the obligation of the Company to bear the expenses provided for in this paragraph shall apply irrespective of whether a

Registration Statement becomes effective, is withdrawn or suspended, or converted to any other form of registration and irrespective of when any of the foregoing shall occur.

(i)          Counterparts, Execution. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. This Agreement may be executed by facsimile, email or electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, or other applicable law (e.g., www.docusign.com or by .pdf signature) by any party and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.
(j)          Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties hereto shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
(k)          Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) when sent, if delivered by email (provided that no “error message” or other notification of non-delivery is generated), in each case to the intended recipient as set forth below:
If to the Shareholder, as follows:
T-VIII PUBOPPS LP
c/o Stone Point Capital LLC
20 Horseneck Lane
Greenwich, CT 06830
Attn:   [***]
Email: [***]
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention: Sven G. Mickisch, Michael J. Zeidel
Email:  sven.mickisch@skadden.com,
michael.zeidel@skadden.com

If to the Company, as follows:
TriState Capital Holdings, Inc.
One Oxford Centre
301 Grant Street, Suite 2700
Pittsburgh, PA 15219
Attention: General Counsel
Email: [***]
with a copy (which shall not constitute notice) to:
Covington & Burling LLP
620 8th Ave,
New York, NY 10018
Attention: Christopher DeCresce
Email: cdecresce@cov.com
Any party may, from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified above for such party.
(l)          Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity. Each of the parties hereto hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

TRISTATE CAPITAL HOLDINGS, INC.

By:	/s/ James F. Getz
	Name:	James F. Getz
	Title:	Chairman, President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

T-VIII PUBOPPS LP

By:	T-VIII PubOpps GP LLC, its sole general partner

By:	Trident VIII, L.P., its managing member

By:	Trident Capital VIII, L.P., its sole general partner

By:	DW Trident GP, LLC, a general partner

By:	David J. Wermuth
	Name:	David J. Wermuth
	Title:	Member

[Signature Page to Registration Rights Agreement]